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                       INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-23707 of Mitek Systems, Inc. on Form S-8 of our report dated November 6, 1998, appearing in the Annual Report on Form 10-K of Mitek Systems, Inc. for the year ended September
30, 1998.



DELOITTE & TOUCHE LLP
San Diego, California
January 27, 1999